UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2012

RESPONSE BIOMEDICAL CORP.
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other events

On June 27, 2012, Response Biomedical Corp., or the Company, entered into a management consulting agreement, or the Agreement, with Jeffrey L. Purvin.  Under the Agreement, Mr. Purvin will provide management consulting services to the Company and be paid at a monthly rate of CDN$30,750.  In addition, for the term of the Agreement, Mr. Purvin will be reimbursed for actual medical and dental costs incurred up to a maximum of CDN$15,000 .  The Agreement has an effective date of June 20, 2012 and an initial term ending on the earlier of September 20, 2012 and the date on which Mr. Purvin obtains the necessary Canadian work permit to allow him to begin employment as the Company’s Chief Executive Officer.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

As previously disclosed by the Company in Current Reports on Form 8-K filed on May 3, 2012 and April 14, 2012, it is anticipated that Mr. Purvin will be appointed as the Company’s Chief Executive Officer once the necessary work permit to perform the duties of that position are obtained.  Mr. Purvin’s professional biography is included in the Current Report on Form 8-K filed by the Company on April 14, 2012 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated June 27, 2012, by and between Response Biomedical Corp. and Jeffrey L. Purvin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORPORATION

By:	/s/Richard Canote
Richard Canote Chief Financial Officer

Date:  June 29,  2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement, dated June 27, 2012, by and between Response Biomedical Corp. and Jeffrey L. Purvin.